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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K



                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



          Date of Report (date of earliest event reported) May 5, 1994



                      ADELPHIA COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


      Delaware                     0-16014               23-2417713
 (State or other                 (Commission           (IRS Employer
 jurisdiction of                 File Number)       Identification No.)
 incorporation)


5 West Third Street - P.O. Box 472, Coudersport, PA                 16915
(Address of principal executive offices)                          (ZIP Code)


       Registrant's telephone number, including area code (814) 274-9830
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Item 5.  Other Events.

     On May 5, 1994, Adelphia Communications Corporation (the "Company") announced in a press release that it had consummated its registered exchange offer of 9-1/2% Senior Pay-In-Kind Notes Due 2004, Series B ("Series B Notes") for its outstanding 9-1/2% Senior Pay-In-Kind Notes Due 2004, Series A ("Series A Notes"). A copy of the press release is attached hereto as Exhibit 99.01 and is incorporated by reference herein. The Company accepted all $127,385,000 principal amount of tenders in the exchange offer. With respect to the $22,615,000 principal amount of Series A Notes not tendered in the registered exchange offer, the Company has privately exchanged an equal principal amount of new Series B Notes therefor with the initial purchaser of such Series A Notes, and has registered the $22,615,000 in new Series B Notes for sale to the public.
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Item 7.  Financial Statements and Exhibits.

     (c)  The following exhibits are filed as part of this report on Form 8-K:

          Exhibit 4.01 First Supplemental Indenture dated as of May 4, 1994, amending and supplementing the Indenture dated as of February 22, 1994, between the Company and Bank of Montreal Trust Company, Trustee, relating to the Company's 9-1/2% Senior Pay-In-Kind Notes Due 2004.

          Exhibit 99.01 Press Release by Adelphia Communications Corporation
                        dated May 5, 1994.
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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  May 6, 1994                      ADELPHIA COMMUNICATIONS CORPORATION
                                        (Registrant)



                                        /s/ Timothy J. Rigas
                                        Timothy J. Rigas
                                        Senior Vice President
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                                 Exhibit Index


Exhibit No.   Description

Exhibit 4.01 First Supplemental Indenture dated as of May 4, 1994, amending and supplementing the Indenture dated as of February 22, 1994, between the Company and Bank of Montreal Trust Company, Trustee, relating to the Company's 9-1/2% Senior Pay-In-Kind Notes Due 2004.

Exhibit 99.01 Press Release by Adelphia Communications Corporation dated May 5,
              1994.